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                                  EXHIBIT 99.3

                  Form of Nonqualified Stock Option Agreement.

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                                  COMBINET, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT

                              _______________, 199_
                                 (Date of Grant)

                 Combinet, Inc., a California corporation (the "Company"), does hereby grant to _______________ (the "Optionee") a nontransferable option to purchase an aggregate of _______________ (_____) shares of the Company's Common Stock (the "Optioned Shares"), without par value, at the option price of ($_____) per share, upon the following terms and conditions:

                 1. Term of Option. Notwithstanding any other provision of this Agreement, the option granted hereby and all rights of the Optionee to purchase the Optioned Shares hereunder shall expire with respect to all of the shares subject hereto ten (10) years and one (1) week from the date of grant of the option as set forth above (the "Expiration Date"); provided, however, that this option shall be subject to termination prior to the Expiration Date in accordance with the provisions of Sections 3, 4, and 10 hereof.

                 2. Exercise Schedule. Subject to the remaining provisions of this Agreement, the option shall be exercisable as follows: (a) twenty-five percent after the expiration of one full year from Optionee's Initial Vest Date; and (b) the remaining seventy-five percent in equal monthly installments thereafter until the expiration of four years from Optionee's Initial Vest Date. Optionee's Initial Vest Date shall be (a) with respect to the first grant of an option to Optionee, Optionee's date of employment by the Company, or (b) with respect to all subsequent option grants to Optionee, the date the option was granted by the Company (the Date of Grant set forth above). For purposes of this Option, Optionee's Initial Vest Date shall be __________, 19__.

                 3. Rights on Termination. If the Optionee ceases to be an employee of the Company or of any affiliate of the Company prior to exercise in full, lapse or termination of this option, the Optionee's right to exercise this option, to the extent it is otherwise then exercisable pursuant to Section 2 hereof, shall be limited in the following manner:

                    (a) Death. If the Optionee ceases to be an employee because of the Optionee's death, the Optionee's estate shall have the right, for a period of twelve (12) months following the date of the Optionee's death, to exercise the option to the extent it was exercisable by the Optionee on the date of death. The Optionee's estate shall mean the Optionee's legal representative upon death or any person who acquires the right to


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exercise the option by reason of such death under the Optionee's will or the laws of intestate succession.

                    (b) Retirement. If the Optionee's employment is terminated by voluntary retirement at or after reaching sixty-five (65) years of age, the Optionee may, within three (3) months following such termination, exercise the option to the extent it was exercisable by the Optionee on the date of such termination. The option shall terminate upon the expiration of such three (3) month period unless the Optionee dies prior thereto, in which event the Optionee shall be treated as though the Optionee had died on the date of retirement and the provisions of Section 4(a) shall apply.

                    (c) Disability. If the Optionee ceases to be an employee because of a permanent and total disability (as defined in Internal Revenue Code
Section 22(e)(3)), the Optionee or the Optionee's estate may, within twelve (12) months following such termination, exercise the option to the extent it was exercisable by the Optionee on the date of such termination.

                    (d) Other Termination. If the Optionee ceases to be an employee for any reason other than those provided in Subsections (a), (b) and
(c) above, the option shall terminate thirty (30) days from the date the Optionee ceases to be an employee.

                    (e) Transfer to Related Corporation. In the event the Optionee ceases to be an employee of the Company in order to become an employee of any parent or subsidiary corporation of the Company or if the Optionee ceases to be an employee of any such parent or subsidiary corporation in order to become an employee of the Company or of another parent or subsidiary corporation, the Optionee shall be deemed to continue as an employee of the Company for all purposes of this Agreement.

                 4. Adjustments upon Changes in Capitalization or Merger.

                    (a) Subject to any required action by the Company's shareholders, the number of shares of Common Stock covered by the option granted hereby and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such outstanding shares of Common Stock effected without the receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

                    (b) Subject to any required action by the Company's shareholders, if the Company shall be the surviving corporation in any merger or consolidation, the option granted hereby shall pertain and apply to the securities to which a holder of the number of shares subject to the unexercised portion of this option would have been entitled. A

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dissolution or liquidation of the Company or a merger or consolidation involving the Company in which the Company is not the surviving corporation shall cause this option to terminate on the effective date of any such event, unless the surviving corporation in the case of a merger or consolidation assumes outstanding options or replaces them with substitute options having substantially similar terms and conditions.

                    (c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Company's Board of Directors ("Board"), whose determination in that respect shall be final, binding and conclusive. The Company agrees to give notice of any such adjustment to the Optionee, provided, however, that any such adjustment shall be effective and binding for all purposes hereof whether or not such notice is given or received.

                    (d) Except as hereinabove expressly provided in this Section 4, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or of securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares subject to the option granted hereunder.

                    (e) The grant of the option hereby shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

                 5. Manner of Exercise. The option granted hereby shall be exercised by the Optionee by giving written notice to the Company, in substantially the form attached hereto as Exhibit A, which notice shall specify the number of shares of Common Stock which the Optionee elects to purchase. Additionally, the Optionee shall execute and deliver an Investment Representation Statement in the form of Exhibit B attached hereto. Upon receipt of such notice of exercise and of payment of the purchase price and any applicable withholding and employment taxes, the Company shall, as soon as reasonably possible and subject to all other provisions hereof, deliver certificates for the shares of Common Stock so purchased, registered in the Optionee's name or in the name of his legal representative. Payment of the purchase price upon any exercise of the option granted hereby shall be made by check or in cash.

                 6. Alternative Payment with Stock. Notwithstanding the foregoing provisions requiring payment by check or in cash, payment of such purchase price or any portion thereof may be made with shares of stock of the same class as the shares then subject to this Option, if shares of that class are then publicly traded (as defined below) and the shares to be used to pay the purchase price have been held for at least one year. Such

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shares shall be credited toward such purchase price on the valuation basis set forth below. The stock certificates evidencing the shares to be used as payment hereunder shall accompany the notice of exercise and shall be duly endorsed or accompanied by duly executed stock powers to transfer the same to the Company. Notwithstanding the foregoing, payment in stock instead of cash shall not be effective and shall be rejected by the Company if (i) the Company is then prohibited from purchasing or acquiring shares of the class of its stock being offered as payment, or (ii) the right of the person exercising the Option to deliver such shares in payment of said purchase price is subject to the prior interests of any other person (except the Company), as indicated by legends on the certificates or as known to the Company. For purposes of this paragraph: (a) "publicly traded" shares are those which are listed or admitted to unlisted trading privileges on a national securities exchange or as to which sales or bid and offer quotations are reported in the automated quotation system ("NASDAQ") operated by the National Association of Securities Dealers, Inc. ("NASD"); and
(b) for credit toward the purchase price, shares so surrendered shall be valued as of the day immediately preceding the delivery to the Company of the certificate(s) evidencing such shares (or if such day is not a trading day in the U.S. securities markets, on the nearest preceding trading day), on the basis of the closing price of stock of that class as reported with respect to the market (or the composite of the markets, if more than one) in which such shares are then traded, or if no such closing prices are reported the lowest independent offer quotation reported therefor in Level 2 of NASDAQ, or if no such quotations are reported on the basis of the most nearly comparable valuation method acceptable to the Company. If the company rejects the payment in stock, the tendered notice of exercise shall not be effective hereunder unless promptly after being notified of such rejection the person exercising the Option pays the purchase price in another acceptable form.

                 7. Non-Transferable. During the lifetime of the Optionee, the option granted to the Optionee hereunder shall be exercisable only by the Optionee and shall not be transferable or assignable by the Optionee in whole or in part other than by will or the laws of descent and distribution. If the Optionee shall make any purported transfer or assignment of the Optionee's option hereunder, such assignment shall be null and void and of no force or effect whatsoever and the Company shall have the right to terminate this Agreement as of the date of any such purported transfer or assignment.

                 8. Compliance with Securities and other Laws. As a condition to the exercise in whole or in part of the option granted hereby, each notice of exercise shall include a representation by the purchaser that such purchaser intends to acquire the shares of Common Stock specified therein for investment, for such purchaser's own account and not with a view to, or for sale in connection with, any distribution of such shares. The Company shall not be obligated to deliver any shares of Common Stock hereunder for such period as may reasonably be required for it to comply with any applicable requirements of: (i) the Securities Act of 1933; (ii) the Securities Exchange Act of 1934; (iii) applicable state securities laws; (iv) any applicable listing requirement of any stock exchange on which the Company's Common Stock is then listed; and (v) any other law or regulation applicable to

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the issuance of such shares. Shares of Common Stock issued pursuant to exercise of this option shall include the following legends and such other legends as in the opinion of the Company's counsel may be required by the securities laws of any state in which the Optionee resides:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (i) IN A TRANSACTION REGISTERED UNDER SAID ACT OR (ii) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE AND IS ESTABLISHED TO THE SATISFACTION OF THE ISSUER.

                 THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE AS PROVIDED IN THE COMPANY'S BYLAWS.

                 9. No Right to Continue As Employee. Nothing contained in this Agreement shall: (i) confer upon the Optionee any right to continue as an employee of the Company or of any affiliate; or (ii) limit in any way the right of the Company or of any affiliate to terminate the Optionee's position as an employee at any time.

                 10. Option Subject to Terms of Plan. In addition to the provisions hereof, this Agreement and the option granted hereby are governed by, and subject to the terms and conditions of, the Combinet, Inc. Incentive and Nonqualified Stock Option Plan, as adopted effective _______________, 1993, (the "Plan"). The Optionee acknowledges receipt of a copy of the Plan (which is attached hereto as Exhibit C). The Optionee represents that he is familiar with the terms and conditions of the Plan, and hereby accepts the option granted hereby subject to all of the terms and conditions thereof, which terms and conditions shall control to the extent inconsistent in any respect with the provisions of this Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Board, or other administrator of the Plan, as to any questions arising under the Plan or under this Agreement. This Agreement, as supplemented by the Plan, shall bind and inure to the benefit of the Company and its successors and assigns, and the Optionee and the Optionee's estate in the event of death.

                 11. Board Determinations. The Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Board as to any questions arising under this Agreement. This Agreement shall bind and inure to the benefit

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of the Company and its successors and assigns, and the Optionee and the
Optionee's estate in the event of death.

                 12. Notices. All notices and other communications of any kind which either party to this Agreement may be required or may desire to serve on the other party hereto in connection with this Agreement shall be in writing and may be delivered by personal service or by registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed to the parties at the addresses indicated on the signature page hereof. Service of any such notice or other communication so made by mail shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or at the expiration of the third business day after the date of mailing, whichever is earlier in time. Either party may from time to time by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to which such notices or other communications are thereafter to be addressed or delivered.

                 13. Withholding and Employment Taxes. Upon exercise of any option granted hereunder, the Optionee shall remit to the Company in cash the amount of any and all applicable federal and state withholding and employment taxes.

                 14. Independent Tax Advice. The Optionee agrees that Optionee has or will obtain the advice of independent tax counsel regarding the federal and state income tax consequences of the receipt and exercise of the option granted hereby and of the disposition of Common Stock acquired upon exercise hereof. The Optionee acknowledges that he has not relied and will not rely upon any advice or representations by the Company or by its employees or representatives with respect to the tax treatment of options granted hereunder.

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                 15. Miscellaneous.  The interpretation, performance, and
enforcement of this Agreement shall be governed by the laws of the State of California.

                                            Date of Grant
                                            ____________________, 199__

                                            Combinet, Inc.
                                            a California corporation
                                            333 West El Camino Real, Suite 320
                                            Sunnyvale, CA 94087

                                            By:  _______________________________
                                                  Thomas M. Williams, President

AGREED TO AND ACCEPTED:                     ____________________________________
                                            Optionee Signature

                                            ____________________________________
                                            ____________________________________
                                                  (printed name and address)

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                                    EXHIBIT A

                                                Form of Notice of Exercise
                                                of Combinet Inc.
                                                Nonqualified Stock Option

Combinet, Inc.
333 West El Camino Real, Suite 320
Sunnyvale, CA 94087

Gentlemen:

                 I hereby exercise the right to purchase __________ shares of Common Stock, without par value, of Combinet, Inc., under the terms of the option granted to me on __________, 19 __, pursuant to the Nonqualified Stock Option Agreement, dated as of said grant date. This exercise of said option and the purchase and delivery of said shares shall be subject to all the terms and conditions of such Nonqualified Stock Option Agreement.

                 _____ I enclose my check for $__________ in full payment of the purchase price of said shares ($_____) and applicable withholding and employment taxes ($__________). Please register said shares in my name.

OR

                 _____ I enclose stock certificates evidencing the shares to be used as payment hereunder, which certificates are duly endorsed or accompanied by duly executed stock powers transferring them to the Company. I also enclose my check for applicable withholding employment taxes of ($_____). Please register said shares in my name.

                 _____ I hereby represent and agree that I am purchasing the shares for my own account and not with a view to, or for sale in connection with, any distribution of the shares, and that I will not sell the shares without registration under the Securities Act of 1933 or an exemption therefrom and in compliance with applicable state securities laws.

                 Dated:  _______________, 19__

                                                     _________________________
                                                             (signature)

                                                     _________________________
                                                     _________________________
                                                   (print name and home address)

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                                    EXHIBIT B

                         INVESTOR REPRESENTATION LETTER

Gentlemen:

                 In connection with the exercise by me of a stock option to purchase __________ shares of the Common Stock (the "Shares") of Combinet, Inc. (the "Company"), I hereby represent to you the following:

                 1. I understand that the Shares are highly speculative and that there can be no assurance as to what return, if any, there may be on my investment. I have evaluated the risks of making this investment in the Shares, have determined that such investment is consistent with my investment objectives, have the ability to bear the economic risk of such investment and can afford a complete loss of the purchase price of the Shares.

                 2. I have made an informed, independent judgment with respect to the desirability of purchasing the Shares from the Company. I have, independently and without reliance upon the Company or any representations or statements made by the Company or its representatives, made my own analysis and decision to purchase the Shares. Neither the Company nor any of its representatives have made any representations or warranties to me, and no prior or future acts by the Company or its representatives shall be deemed to constitute representations or warranties by the Company.

                 3. I am acquiring the Shares for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Act").

                 4. I understand that the Shares must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws or unless an exemption from such registration and qualification is applicable to any subsequent transfer. I hereby agree that the Shares will not be sold without registration under the Act and qualification under applicable state securities laws or exemption therefrom. I understand that the Company has no present plans for registration or qualification of the Shares and that it has no obligation to register or to qualify the Shares for any future sale thereof by me.

                 5. I understand that the certificates evidencing the Shares to be held by me will bear the legend set forth below and may bear certain additional legends required under applicable state securities law:

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                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                 REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (i) IN A TRANSACTION REGISTERED UNDER SAID ACT OR (ii) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE AND IS ESTABLISHED TO THE SATISFACTION OF THE ISSUER.

                 THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE COMPANY'S BYLAWS.

                 6. I further understand that there is no market for the Shares and there may never be a market for the Shares, and that even if a market develops for the Shares, as a result of the foregoing restrictions on transfer and the representations and warranties hereunder, I may not be able to sell or dispose of the Shares, and that I may thus have to bear the risk of my investment in the Shares for a substantial period of time, or forever.

                 7. I acknowledge that no one is acting as my representative in this purchase.

                 8. I agree that the Company may note upon its stock transfer records a "stop transfer order" with respect to the Shares in order to enforce the restrictions on transfer hereinabove described. I understand and agree that any and all share certificates issued by the Company to me in connection with the proposed purchase may bear the restrictive legends hereinabove described. I further agree that the Company shall not be liable for any refusal to transfer the Shares upon the books of the Company, except in compliance with the terms and conditions of such restrictions.

                 9. I agree to indemnify and save and hold harmless the Company, its successors and assigns, and their officers, directors and controlling persons, if any, against any loss, claim, damage, liability, cost and expense arising out of a breach by the undersigned of any of the foregoing representations, warranties and covenants, whether under the Act, as the same may be amended from time to time, the securities laws of any state, or otherwise. Finally, I agree that the terms and conditions of this letter shall also bind my heirs, assigns and legal representatives.

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                 10. I am a resident of the State of California and am
purchasing the Shares in the State of California.

                 Executed this ___ day of _______________, 19__
at ____________________

                                                   ________________________


Address:

________________________
________________________
________________________






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                                    EXHIBIT C

                                 COMBINET, INC.
                                STOCK OPTION PLAN

                   As Adopted Effective _______________, 199__




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